UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 22, 2022
ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)
Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1430 Bradley Lane, Suite 196, Carrollton, Texas	75007
(Address of Principal Executive Offices)	(Zip Code)
(918) 251-9121
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	AEY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Loan Agreement with Vast Bank, N.A.

On March 17, 2022, the Company replaced its $3,000,000 credit facility for its Nave and Triton subsidiaries with Vast Bank, N.A. (“Vast”) with new accounts receivable purchase facilities with borrowing capacities of $9,000,000 for Nave and $1,500,000 for Triton. Under both facilities, Vast advances the Company 90% of sold receivables and establishes a reserve of 10% of the sold receivables until the Company collects the sold receivables. Vast charges a fee of 1.3% of sold receivables, and both facilities mature on March 17, 2023.

On March 17, 2022, the Company also restructured its accounts receivable purchase facilities secured by the Company’s Fulton subsidiary’s receivables. Under the restructure, the credit capacity excluding a major customer was reduced from $4,500,000 to $2,000,000, with a fee of 1.6% of sold receivables. The credit capacity secured by receivables of a major customer was reduced from $8,500,000 to $6,500,000, with a fee of 1.5% of sold receivables. Vast advances the Company 90% of sold receivables and establishes a reserve of 10% of the sold receivables until the Company collects the sold receivables. The facilities mature on December 17, 2022.
With the new and restructured facilities, the Company has increased its overall borrowing capacity from $16,000,000 to $19,000,000. The proceeds will be used for working capital needs.

Item 2.03 Creation of a Direct Financial Obligation or An Obligation Under an Off-Balance Sheet Arrangement.

The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is furnished herewith:

Exhibit 99.1	Press release dated March 22, 2022

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDvantage Technologies Group, Inc.

Date: March 22, 2022

/s/ Michael A. Rutledge
Michael A. Rutledge
Chief Financial Officer